Exhibit 10.1

FIRST AMENDMENT TO THE
EARLE M. JORGENSEN EMPLOYEE STOCK OWNERSHIP TRUST

I.

The Earle M. Jorgensen Employee Stock Ownership Trust, as established May 3, 1990 (“Trust”), is hereby amended, effective November      , 2003, as follows:

II.

Section B(6) is hereby added to the Trust to read as follows:

“(6)                            The Trustee shall vote shares of Company Stock with respect to which a Participant (or Beneficiary) has given voting instructions under Section 8 of the Plan in accordance with the following provisions.

The Trustee, or the Committee upon written notice to the Trustee, shall furnish to each Participant (or Beneficiary) who has Company Stock allocated to his or her Account (a) the date and purpose of each meeting (or consent in lieu of a meeting) of the stockholders of the Company at which Company Stock is entitled to be voted, (b) all information made available to the Trustee as a shareholder of the Company Stock regarding such vote, and (c) such other information as the Trustee, or the Committee, may determine to be appropriate to provide to a Participant (or Beneficiary) in order to make an informed decision.  The Trustee, or the Committee if it has furnished the above information, shall request from each Participant (or Beneficiary) instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee) as to the voting at that meeting (or consent in lieu of a meeting) of Company Stock allocated to the Participant’s (or Beneficiary’s) Account.  The Trustee, or the Committee if it has furnished the above information, may require the Participant (or Beneficiary) to use a particular form and establish a specified date by which such form must be returned to the Trustee.  If the Participant (or Beneficiary) furnishes such instructions to the Trustee or its agent within the time specified in the notification, the Trustee shall vote such Company Stock in accordance with the Participant’s (or Beneficiary’s) instructions.  All Company Stock allocated to a Participant’s (or Beneficiary’s) Account as to which the Trustee or its agent do not receive instructions as specified above, shall be voted by the Trustee in accordance with Section 8 of the Plan.  The Committee shall provide the Trustee with timely information regarding proxy voting and in carrying out its responsibilities under this provision the Trustee may conclusively rely on information furnished to it by the Committee, including the names and current addresses of all Participants (or Beneficiaries) and the number of shares of Company Stock allocated to each Participant’s (or Beneficiary’s) Account.

A Participant (or Beneficiary) shall be a “named fiduciary” under ERISA to the extent of the Participant’s (or Beneficiary’s) authority to vote Company Stock allocated to the Participant’s (or Beneficiary’s) Account, including those shares of Company Stock for which the Participant (or Beneficiary) has given no voting instructions to the Trustee, provided that the Trustee, or the Committee, have clearly informed the Participant (or

Beneficiary) that the result of not returning timely voting instructions to the Trustee will be deemed to be an affirmative direction to the Committee to vote the shares in accordance with Section 8 of the Plan in favor of all matters presented by the proxy vote.

III.

Section C(3) of the Trust is amended to read as follows:

“(3)                            except as provided in Section B(6) hereof regarding voting directions for Company Stock received from Participants (or Beneficiaries), vote any stock (including Company Stock as provided in Section 8 of the Plan), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;”

IV.

In all other respects the Trust shall remain in full force and effect.

To record the adoption of this Amendment No. 1 to the Trust, the Company has caused it to be executed this        day of November, 2003.

EARLE M. JORGENSEN
HOLDING COMPANY, INC.

By:
President

By:
Secretary

Accepted as of this       day of November, 2003.

WELLS FARGO BANK AND TRUST COMPANY, as trustee of the

EARLE M. JORGENSEN EMPLOYEE STOCK OWNERSHIP TRUST

By:	Date:

Title: